EXHIBIT 99.1
NEWS RELEASE
For more information, contact:
Kenneth Schellenberg
FBCInvestorRelations@flagstar.com
(248) 312-5741

Flagstar Bancorp Reports First Quarter 2022 Net Income of $53 Million, or $0.99 Per Diluted Share

Key Highlights - First Quarter 2022

•Posted adjusted net income of $55 million, or $1.02 per diluted share, excluding merger-related costs.
•Leveraged higher interest rates to grow net interest margin by 15 basis points to 3.11 percent and deliver a $29 million net return on mortgage servicing rights.
•Grew annualized average commercial loans, excluding warehouse loans, by 28 percent.
•Expanded portfolio of loans serviced or subserviced to 1.3 million, or $0.3 trillion in UPB.
•Maintained strong asset quality with no delinquent commercial loans at quarter-end.

TROY, Mich., April 27, 2022 – Flagstar Bancorp, Inc. (NYSE: FBC), the holding company for Flagstar Bank, today reported first quarter 2022 net income of $53 million, or $0.99 per diluted share, compared to fourth quarter 2021 net income of $85 million, or $1.60 per diluted share, and first quarter 2021 net income of $149 million, or $2.80 per diluted share. On an adjusted basis, Flagstar reported net income of $55 million, or 1.02 per diluted share, for the first quarter 2022.

"This quarter highlighted the resilience of our business model,” said Alessandro DiNello, president and chief executive officer of Flagstar Bancorp. “It's a model designed for banking and servicing to prosper when rates rise, once we are through a transitionary period so that we continue to produce best in class earnings. And that’s exactly what you can see happening in Q1, which clearly was a transitionary period. While mortgage revenue declined more than expected due to an unprecedented increase in mortgage rates, our net interest margin and MSR returns have already improved significantly even though the benefits only started to come through very late in the quarter.

"On an adjusted basis, net interest margin for Q1 was 3.12 percent—the highest adjusted net interest margin we have ever reported. Even more encouraging is that our net interest margin for March rose to 3.19 percent. MSR returns also rose significantly, mostly late in the quarter, as we began to ease our hedging position.

"As intimated, gain on sale revenue was under significant pressure throughout the quarter as the velocity of the increase in mortgage rates rose at the fastest rate this century. While our channel margins held up fairly well, we experienced lower EBO revenue and competitive factors. We responded by cutting costs, including reducing our mortgage staff by 20 percent at the end of Q1. We remain focused on reinforcing mortgage profitability, and believe we can use our market position and scale to succeed in a mortgage market with fewer players.

"The cyclicality of today’s market is not new to us. We've been navigating successfully through challenging mortgage markets for many years, and while we don't yet know how this cycle will unfold, we're going into it in a stronger position than in past cycles. This is thanks to our high levels of capital and liquidity, our diversified sources of revenue, our commitment to expense discipline, and our solid credit quality. Taken together, I'm excited about the prospects for our performance for full year 2022."

Income Statement Highlights
	Three Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
	(Dollars in millions, except per share data)
Net interest income	$165	$181	$195	$183	$189
(Benefit) provision for credit losses	(4)	(17)	(23)	(44)	(28)
Noninterest income	160	202	266	252	324
Noninterest expense	261	291	286	289	347
Income before income taxes	68	109	198	190	194
Provision for income taxes	15	24	46	43	45
Net income	$53	$85	$152	$147	$149

Income per share:
Basic	$0.99	$1.62	$2.87	$2.78	$2.83
Diluted	$0.99	$1.60	$2.83	$2.74	$2.80

Adjusted Income Statement Highlights (Non-GAAP)(1)
	Three Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
	(Dollars in millions, except per share data)
Net interest income	$165	$181	$195	$183	$189
(Benefit) provision for credit losses	(4)	(17)	(23)	(44)	(28)
Noninterest income	160	202	266	252	324
Noninterest expense	258	285	281	290	312
Income before income taxes	71	115	203	189	229
Provision for income taxes	16	25	47	43	53
Net income	$55	$90	$156	$146	$176

Income per share:
Basic	$1.03	$1.71	$2.94	$2.78	$3.34
Diluted	$1.02	$1.69	$2.90	$2.74	$3.31
(1)See Non-GAAP Reconciliation for further information.

Key Ratios
	Three Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Net interest margin	3.11%	2.96%	3.00%	2.90%	2.82%
Adjusted net interest margin (1)	3.12%	2.98%	3.04%	3.06%	3.02%
Return on average assets	0.9%	1.3%	2.2%	2.1%	2.0%
Return on average common equity	7.9%	12.7%	23.4%	24.0%	25.7%
Efficiency ratio	80.4%	75.9%	62.2%	66.6%	67.7%
HFI loan-to-deposit ratio	68.5%	67.2%	68.8%	71.8%	74.4%
Adjusted HFI loan-to-deposit ratio (2)	64.1%	60.5%	60.3%	64.3%	66.3%
(1)Excludes loans with government guarantees available for repurchase. See Non-GAAP Reconciliation for further information.
(2)Excludes warehouse loans and custodial deposits. See Non-GAAP Reconciliation for further information.

Average Balance Sheet Highlights
	Three Months Ended					% Change
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	Seq	Yr/Yr
	(Dollars in millions)
Average interest-earning assets	$21,569	$24,291	$25,656	$25,269	$27,178	(11)%	(21)%
Average loans held-for-sale (LHFS)	4,833	6,384	7,839	6,902	7,464	(24)%	(35)%
Average loans held-for-investment (LHFI)	12,384	13,314	13,540	13,688	14,915	(7)%	(17)%
Average total deposits	18,089	19,816	19,686	19,070	20,043	(9)%	(10)%

Net Interest Income

Net interest income in the first quarter was $165 million, a decrease of $16 million, or 9 percent, as compared to the fourth quarter 2021. The results primarily reflect a $2.7 billion, or 11 percent, net decrease in average earning assets primarily from mortgage loans held-for-sale and warehouse loans due to seasonality and a smaller mortgage origination market. These decreases were partially offset by growth in commercial and industrial loans.

Net interest margin in the first quarter was 3.11 percent, a 15 basis points increase compared to 2.96 percent in the prior quarter. The margin expansion was largely attributable to the impact from the Federal Reserve's March rate increase, income recognition resulting from the payoff of loans with government guarantees in forbearance, and higher rates on newly originated loans held-for-sale.

Average total deposits were $18.1 billion in the first quarter, down $1.7 billion, or 9 percent, from the fourth quarter 2021, largely due to a decrease of $1.3 billion, or 21 percent in average custodial deposits.

Provision for Credit Losses

The benefit from credit losses was $4 million for the first quarter, as compared to a $17 million benefit for the fourth quarter 2021, reflecting the clean performance of our portfolio, the low number of non-accrual loans and the resolution of an outstanding problem commercial credit during the quarter. At March 31, 2022, there were no commercial delinquencies.
Noninterest Income

Noninterest income decreased to $160 million in the first quarter, as compared to $202 million for the fourth quarter 2021, primarily due to lower gain on sale and loan administration income, partially offset by higher net return on mortgage servicing rights.

First quarter net gain on loan sales decreased $46 million, to $45 million, as compared to $91 million in the fourth quarter 2021. Gain on sale margins decreased 44 basis points to 58 basis points for the first quarter 2022, compared to 102 basis points for the fourth quarter 2021. The decrease was largely the result of fewer re-securitization gains from the EBO book and secondary marketing, which were impacted by the speed of rate changes in the quarter and volatility. Channel margins held up well and were driven slightly lower by competitive factors. Fallout adjusted lock volume declined to $7.7 billion from $8.9 billion for the fourth quarter 2021, reflecting lower refinance volumes due to increasing interest rates.

Net return on mortgage servicing rights increased $10 million, to $29 million for the first quarter 2022, compared to a $19 million net return for the fourth quarter 2021. During the quarter, we reduced our hedges on this portfolio to help mitigate the impact of higher mortgage rates on our mortgage origination revenue. The increase in interest rates during the quarter resulted in improved valuations and lower runoff.

Loan administration income decreased $3 million, to $33 million for the first quarter 2022, compared to $36 million for the fourth quarter 2021, driven by a decrease in the average number of subserviced loans in forbearance which earn a higher rate.

Loan fees and charges decreased $2 million, to $27 million for the first quarter, compared to $29 million for the fourth quarter 2021, primarily due to a 23 percent decrease in mortgage loans closed. This decrease was partially offset by higher ancillary fee income from our servicing business.

Mortgage Metrics
	As of/Three Months Ended					Change (% / bps)
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	Seq	Yr/Yr
	(Dollars in millions)
Mortgage rate lock commitments (fallout-adjusted) (1) (2)	$7,700	$8,900	$11,300	$12,400	$12,300	(13)%	(37)%
Mortgage loans closed (1)	$8,200	$10,700	$12,500	$12,800	$13,800	(23)%	(40)%
Net margin on mortgage rate lock commitments (fallout-adjusted) (2)	0.58%	1.02%	1.50%	1.35%	1.84%	(44)	(126)
Net gain on loan sales	$45	$91	$169	$168	$227	(51)%	(80)%
Net return (loss) on mortgage servicing rights (MSR)	$29	$19	$9	$(5)	$—	N/M	N/M
Gain on loan sales + net return on the MSR	$74	$110	$178	$163	$227	(33)%	(67)%
Loans serviced (number of accounts - 000's) (3)	1,256	1,234	1,203	1,182	1,148	2%	9%
Capitalized value of MSRs	1.31%	1.12%	1.08%	1.00%	1.06%	19	25
N/M - Not meaningful
(1) Rounded to the nearest hundred million
(2) Fallout-adjusted mortgage rate lock commitments are adjusted by a percentage of mortgage loans in the pipeline that are not expected to close based on previous historical experience and the level of interest rates.
(3) Includes loans serviced for Flagstar's own loan portfolio, serviced for others, and subserviced for others.

Noninterest Expense

Noninterest expense decreased to $261 million for the first quarter, compared to $291 million for the fourth quarter 2021. Excluding $3 million of merger costs in the first quarter 2022 and $6 million of merger expenses in the fourth quarter 2021, noninterest expense decreased $27 million, or 9 percent. Commissions were $12 million lower due to a 23 percent decrease in mortgage loan closings. Compensation and benefits were $10 million lower due to a decrease in incentive compensation and reductions in the number of full time equivalent employees, partially offset by seasonally higher payroll taxes and benefits.

Mortgage expenses were $102 million for the first quarter, a decrease of $19 million compared to the prior quarter. The ratio of mortgage noninterest expense to closings—our mortgage expense ratio— was 1.24 percent, an increase of 10 basis points from the fourth quarter 2021. We took action to cut mortgage costs, including staff reductions, at the end of the first quarter. The impact from the actions taken will be realized in the second quarter.

The efficiency ratio was 80 percent for the first quarter, as compared to 76 percent for the fourth quarter 2021. Excluding $3 million of merger expenses in the first quarter 2021 and $6 million of merger expenses in the fourth quarter 2021, the adjusted efficiency ratio was 80 percent and 74 percent, respectively. The higher efficiency ratio was primarily driven by lower gain on sale revenue and net interest income compared to the fourth quarter which impacted the full quarter while cost reduction actions occurred at the end of the first quarter.

Income Taxes

The first quarter provision for income taxes totaled $15 million, with an effective tax rate of 22.0 percent, in-line with the effective tax rate for the fourth quarter 2021.

Asset Quality

Credit Quality Ratios
	As of/Three Months Ended					Change (% / bps)
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	Seq	Yr/Yr
	(Dollars in millions)
Allowance for credit losses (1)	$145	$170	$190	$220	$265	(15)%	(45)%
Credit reserves to LHFI	1.10%	1.27%	1.33%	1.57%	1.78%	(17)	-68
Credit reserves to LHFI excluding warehouse	1.64%	1.96%	2.29%	2.63%	3.11%	(32)	(147)
Net charge-offs	$21	$3	$6	$1	$(13)	600%	(262)%
Total nonperforming LHFI and TDRs	$107	$94	$96	$75	$60	14%	78%
Net charge-offs to LHFI ratio (annualized)	0.69%	0.08%	0.19%	0.01%	(0.35)%	61	104
Ratio of nonperforming LHFI and TDRs to LHFI	0.80%	0.70%	0.66%	0.53%	0.40%	10	40

Net charge-offs/(recoveries) to LHFI ratio (annualized) by loan type (2):
Residential first mortgage	0.31%	0.04%	—%	0.16%	0.31%	27	—
Home equity and other consumer	0.07%	0.14%	0.01%	0.15%	0.16%	(7)	(9)
Commercial real estate	—%	—%	0.03%	—%	(0.01)%	—	1
Commercial and industrial	4.31%	0.53%	1.87%	0.04%	(4.12)%	378	843
N/M - Not meaningful
(1) Includes the allowance for loan losses and the reserve on unfunded commitments.
(2) Excludes loans carried under the fair value option.

Our portfolio has held up well following the economic stress posed by the pandemic, resulting in net charge-offs of $21 million, or 69 basis points of LHFI in the first quarter 2022, substantially all from the $20 million charge-off associated with one commercial borrower, compared to net charge-offs of $3 million, or 8 basis points in the prior quarter. We had a specific reserve of $18 million for this charge-off at December 31, 2022.

Nonperforming loans held-for-investment and troubled debt restructurings (TDRs) were $107 million and our ratio of nonperforming loans held-for-investment and TDRs to loans held-for-investment was 0.80 basis points at March 31, 2022, a 10 basis point increase compared to December 31, 2021. At March 31, 2022, early stage loan delinquencies totaled $22 million, or 17 basis points of total loans, compared to $62 million, or 46 basis points, at December 31, 2021.

The allowance for credit losses was $145 million and covered 1.10 percent of loans held-for-investment at March 31, 2022, a 17 basis point decrease from December 31, 2021. Excluding warehouse loans, the allowance coverage ratio was 1.64 percent, a 32 basis point decrease from December 31, 2021. The decrease in the allowance for credit losses primarily reflects the aforementioned charge-off of a commercial credit that had a specific reserve. Overall, our portfolio quality remains solid with low levels of nonperforming loans and low delinquency levels, including no commercial delinquencies.

Capital

Capital Ratios (Bancorp)						Change (% / bps)
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	Seq	Yr/Yr
Tier 1 leverage (to adj. avg. total assets)	11.83%	10.54%	9.72%	9.21%	8.11%	129	372
Tier 1 common equity (to RWA)	13.79%	13.19%	11.95%	11.38%	10.31%	60	348
Tier 1 capital (to RWA)	15.06%	14.43%	13.11%	12.56%	11.45%	63	361
Total capital (to RWA)	16.47%	15.88%	14.55%	14.13%	13.18%	59	329
Tangible common equity to asset ratio (1)	11.13%	10.09%	9.23%	8.67%	7.48%	104	365
Tangible book value per share (1)	$48.61	$48.33	$47.21	$44.38	$41.77	1%	16%
(1)See Non-GAAP Reconciliation for further information.

We maintained a strong capital position with regulatory ratios above current regulatory quantitative guidelines for "well capitalized" institutions. The risk-based capital ratios all increased more than 100 basis points compared to the prior quarter end. Further demonstrating our capital strength, the capital ratios are impacted by a 100 percent risk-weighting of the warehouse loan portfolio—the largest component of the held-for-investment portfolio. Adjusting the risk-weighting of warehouse loans to 50 percent because of historically low levels of losses from this portfolio, coupled with the fact that the portfolio is fully collateralized with assets that would receive a 50 percent risk weighting, we would have had a tier 1 common equity ratio of 15.54 percent and a total risk-based capital ratio of 18.57 percent at March 31, 2022.

Importantly, tangible book value per share grew to $48.61, up $0.28, or 1 percent from last quarter.

About Flagstar

Flagstar Bancorp, Inc. (NYSE: FBC) is a $23.2 billion savings and loan holding company headquartered in Troy, Mich. Flagstar Bank, FSB, provides commercial, small business, and consumer banking services through 158 branches in Michigan, Indiana, California, Wisconsin and Ohio. It also provides home loans through a wholesale network of brokers and correspondents in all 50 states, as well as 82 retail locations in 28 states. Flagstar is a leading national originator and servicer of mortgage and other consumer loans, handling payments and record keeping for $300 billion of loans representing almost 1.3 million borrowers. For more information, please visit flagstar.com.

Use of Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this news release includes certain non-GAAP financial measures. The Company believes these non-GAAP financial measures provide additional information that is useful to investors in helping to understand the capital requirements Flagstar will face in the future and underlying performance and trends of Flagstar.

Non-GAAP financial measures have inherent limitations. Readers should be aware of these limitations and should be cautious with respect to the use of such measures. To compensate for these limitations, we use non-GAAP measures as comparative tools, together with GAAP measures, to assist in the evaluation of our operating performance or financial condition. Also, we ensure that these measures are calculated using the appropriate GAAP or regulatory components in their entirety and that they are computed in a manner intended to facilitate consistent period-to-period comparisons. Flagstar’s method of calculating these non-GAAP measures may differ from methods used by other companies. These non-GAAP measures should not be considered in isolation or as a substitute for those financial measures prepared in accordance with GAAP or in-effect regulatory requirements.

Where non-GAAP financial measures are used, the most directly comparable GAAP or regulatory financial measure, as well as the reconciliation to the most directly comparable GAAP or regulatory financial measure, can be found in this news release. Additional discussion of the use of non-GAAP measures can also be found in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website at flagstar.com.

Cautionary Statements Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward‐looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to Flagstar’s beliefs, goals, intentions, and expectations regarding revenues, earnings, loan production, asset quality, capital levels, and acquisitions, among other matters; Flagstar’s estimates of future costs and benefits of the actions each company may take; Flagstar’s assessments of probable losses on loans; Flagstar’s assessments of interest rate and other market risks; and Flagstar’s ability to achieve their respective financial and other strategic goals. Forward‐looking statements speak only as of the date they are made; Flagstar does not assume any duty, and does not undertake, to update such forward‐looking statements. Furthermore, because forward‐looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in such forward-looking statements depending upon various factors as described in the “Risk Factors” section in Flagstar’s Annual Report on Form 10-K for the year ended December 31, 2021 and in Flagstar’s other filings with SEC, which are available at http://www.sec.gov and in the “Documents” section of Flagstar’s website, https://investors.flagstar.com.

Forward‐looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. These forward-looking statements include, without limitation, those relating to the terms, timing and closing of the proposed transaction.

Flagstar Bancorp, Inc.
Consolidated Statements of Financial Condition
(Dollars in millions)
(Unaudited)

	March 31, 2022	December 31, 2021	March 31, 2021
Assets
Cash	$174	$277	$106
Interest-earning deposits	231	774	343
Total cash and cash equivalents	405	1,051	449
Investment securities available-for-sale	2,010	1,804	1,764
Investment securities held-to-maturity	190	205	319
Loans held-for-sale	3,475	5,054	7,087
Loans held-for-investment	13,236	13,408	14,887
Loans with government guarantees	1,256	1,650	2,457
Less: allowance for loan losses	(131)	(154)	(241)
Total loans held-for-investment and loans with government guarantees, net	14,361	14,904	17,103
Mortgage servicing rights	523	392	428
Federal Home Loan Bank stock	329	377	377
Premises and equipment, net	354	360	393
Goodwill and intangible assets	145	147	155
Bank-owned life insurance	367	365	359
Other assets	1,085	824	1,015
Total assets	$23,244	$25,483	$29,449
Liabilities and Stockholders’ Equity
Noninterest-bearing deposits	$6,827	$7,088	$8,622
Interest-bearing deposits	10,521	10,921	10,798
Total deposits	17,348	18,009	19,420
Short-term Federal Home Loan Bank advances and other	200	1,880	2,745
Long-term Federal Home Loan Bank advances	1,200	1,400	1,200
Other long-term debt	396	396	396
Loan with government guarantees repurchase liability	63	200	1,780
Other liabilities	1,304	880	1,550
Total liabilities	20,511	22,765	27,091
Stockholders’ Equity
Common stock	1	1	1
Additional paid in capital	1,357	1,355	1,350
Accumulated other comprehensive income	(2)	35	54
Retained earnings	1,377	1,327	953
Total stockholders’ equity	2,733	2,718	2,358
Total liabilities and stockholders’ equity	$23,244	$25,483	$29,449

Flagstar Bancorp, Inc.
Condensed Consolidated Statements of Operations
(Dollars in millions, except per share data)
(Unaudited)

						Change compared to:
	Three Months Ended					4Q21		1Q21
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	Amount	Percent	Amount	Percent
Interest Income
Total interest income	$177	$196	$209	$198	$208	$(19)	(10)%	$(31)	(15)%
Total interest expense	12	15	14	15	19	(3)	(20)%	(7)	(37)%
Net interest income	165	181	195	183	189	(16)	(9)%	(24)	(13)%
(Benefit) provision for credit losses	(4)	(17)	(23)	(44)	(28)	13	(76)%	24	N/M
Net interest income after provision for credit losses	169	198	218	227	217	(29)	(15)%	(48)	(22)%
Noninterest Income
Net gain on loan sales	45	91	169	168	227	(46)	(51)%	(182)	(80)%
Loan fees and charges	27	29	33	37	42	(2)	(7)%	(15)	(36)%
Net return (loss) on the mortgage servicing rights	29	19	9	(5)	—	10	N/M	29	N/M
Loan administration income	33	36	31	28	27	(3)	(8)%	6	22%
Deposit fees and charges	9	8	9	8	8	1	13%	1	13%
Other noninterest income	17	19	15	16	20	(2)	(11)%	(3)	(15)%
Total noninterest income	160	202	266	252	324	(42)	(21)%	(164)	(51)%
Noninterest Expense
Compensation and benefits	127	137	130	122	144	(10)	(7)%	(17)	(12)%
Occupancy and equipment	45	47	46	50	46	(2)	(4)%	(1)	(2)%
Commissions	26	38	44	51	62	(12)	(32)%	(36)	(58)%
Loan processing expense	21	21	22	22	21	—	—%	—	—%
Legal and professional expense	11	13	12	11	8	(2)	(15)%	3	38%
Federal insurance premiums	4	4	6	4	6	—	—%	(2)	(33)%
Intangible asset amortization	2	3	3	3	3	(1)	(33)%	(1)	(33)%
Other noninterest expense	25	28	23	26	57	(3)	(11)%	(32)	(56)%
Total noninterest expense	261	291	286	289	347	(30)	(10)%	(86)	(25)%
Income before income taxes	68	109	198	190	194	(41)	(38)%	(126)	(65)%
Provision for income taxes	15	24	46	43	45	(9)	(38)%	(30)	(67)%
Net income	$53	$85	$152	$147	$149	$(32)	(38)%	$(96)	(64)%
Income per share
Basic	$0.99	$1.62	$2.87	$2.78	$2.83	$(0.63)	(39)%	$(1.84)	(65)%
Diluted	$0.99	$1.60	$2.83	$2.74	$2.80	$(0.61)	(38)%	$(1.81)	(65)%

Cash dividends declared	$0.06	$0.06	$0.06	$0.06	$0.06	$—	—%	$—	—%
N/M - Not meaningful

Flagstar Bancorp, Inc.
Summary of Selected Consolidated Financial and Statistical Data
(Dollars in millions, except share data)
(Unaudited)

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Selected Mortgage Statistics (1):
Mortgage rate lock commitments (fallout-adjusted) (2)	$7,700	$8,900	$12,300
Mortgage loans closed	$8,200	$10,700	$13,800
Mortgage loans sold and securitized	$9,900	$12,100	$13,700
Selected Ratios:
Interest rate spread (3)	2.91%	2.79%	2.55%
Net interest margin	3.11%	2.96%	2.82%
Net margin on loans sold and securitized	0.45%	0.75%	1.65%
Return on average assets	0.87%	1.28%	1.98%
Adjusted return on average assets (4)	0.92%	1.35%	2.34%
Return on average common equity	7.87%	12.74%	25.73%
Return on average tangible common equity (5)	8.61%	13.79%	27.99%
Adjusted return on average tangible common equity (4) (5)	9.10%	14.90%	32.97%
Efficiency ratio	80.4%	75.9%	67.7%
Adjusted efficiency ratio (4)	79.6%	74.4%	60.8%
Common equity-to-assets ratio (average for the period)	11.12%	10.08%	7.71%
Average Balances:
Average interest-earning assets	$21,569	$24,291	$27,178
Average interest-bearing liabilities	$12,959	$14,093	$15,011
Average stockholders' equity	$2,687	$2,692	$2,319
(1)Rounded to nearest hundred million.
(2)Fallout-adjusted mortgage rate lock commitments are adjusted by a percentage of mortgage loans in the pipeline that are not expected to close based on previous historical experience and the level of interest rates.
(3)Interest rate spread is the difference between rate of interest earned on interest-earning assets and rate of interest paid on interest-bearing liabilities.
(4)See Non-GAAP Reconciliation for further information.
(5)Excludes goodwill, intangible assets and the associated amortization. See Non-GAAP Reconciliation for further information.

	March 31, 2022	December 31, 2021	March 31, 2021
Selected Statistics:
Book value per common share	$51.33	$51.09	$44.71
Tangible book value per share (1)	$48.61	$48.33	$41.77
Number of common shares outstanding	53,236,067	53,197,650	52,752,600
Number of FTE employees	5,341	5,395	5,418
Number of bank branches	158	158	158
Ratio of nonperforming assets to total assets (2)	0.48%	0.39%	0.23%
Common equity-to-assets ratio	11.75%	10.67%	8.01%
MSR Key Statistics and Ratios:
Weighted average service fee (basis points)	31.2	31.5	33.2
Capitalized value of mortgage servicing rights	1.31%	1.12%	1.06%
(1)Excludes goodwill and intangibles. See Non-GAAP Reconciliation for further information.
(2)Ratio excludes LHFS.

Average Balances, Yields and Rates
(Dollars in millions)
(Unaudited)

	Three Months Ended
	March 31, 2022			December 31, 2021			March 31, 2021
	Average Balance	Interest	Annualized Yield/Rate	Average Balance	Interest	Annualized Yield/Rate	Average Balance	Interest	Annualized Yield/Rate
Interest-Earning Assets
Loans held-for-sale	$4,833	$40	3.31%	$6,384	$49	3.10%	$7,464	$53	2.83%
Loans held-for-investment
Residential first mortgage	1,500	13	3.35%	1,569	13	3.22%	2,132	17	3.20%
Home equity	598	6	4.05%	635	6	3.93%	820	7	3.50%
Other	1,253	15	4.86%	1,229	16	4.80%	1,040	12	4.79%
Total consumer loans	3,351	34	4.04%	3,433	35	3.92%	3,992	36	3.68%
Commercial real estate	3,226	29	3.60%	3,260	29	3.45%	3,042	26	3.36%
Commercial and industrial	1,834	16	3.52%	1,473	14	3.69%	1,486	13	3.53%
Warehouse lending	3,973	32	3.25%	5,148	47	3.54%	6,395	64	4.00%
Total commercial loans	9,033	77	3.43%	9,881	90	3.53%	10,923	103	3.76%
Total loans held-for-investment	12,384	111	3.59%	13,314	125	3.63%	14,915	139	3.73%
Loans with government guarantees	1,402	15	4.40%	1,742	11	2.62%	2,502	4	0.56%
Investment securities	2,021	11	2.19%	2,104	11	2.09%	2,210	12	2.21%
Interest-earning deposits	929	—	0.16%	747	—	0.15%	87	—	0.14%
Total interest-earning assets	21,569	$177	3.30%	24,291	$196	3.18%	27,178	$208	3.06%
Other assets	2,592			2,408			2,887
Total assets	$24,161			$26,699			$30,065
Interest-Bearing Liabilities
Retail deposits
Demand deposits	$1,626	$—	0.09%	$1,692	$—	0.05%	$1,852	$—	0.07%
Savings deposits	4,253	2	0.14%	4,211	2	0.14%	3,945	1	0.14%
Money market deposits	887	—	0.09%	927	—	0.09%	685	—	0.06%
Certificates of deposit	929	1	0.35%	973	1	0.44%	1,293	4	0.96%
Total retail deposits	7,695	3	0.15%	7,803	3	0.15%	7,775	5	0.25%
Government deposits	1,879	1	0.17%	1,998	1	0.17%	1,773	1	0.22%
Wholesale deposits and other	1,071	2	0.89%	1,238	3	0.93%	1,031	4	1.59%
Total interest-bearing deposits	10,645	6	0.23%	11,039	7	0.25%	10,579	10	0.38%
Short-term FHLB advances and other	658	—	0.22%	1,258	1	0.19%	2,779	1	0.17%
Long-term FHLB advances	1,260	3	0.98%	1,400	4	0.88%	1,200	3	1.03%
Other long-term debt	396	3	3.23%	396	3	3.16%	453	5	4.11%
Total interest-bearing liabilities	12,959	$12	0.39%	14,093	$15	0.39%	15,011	19	0.51%
Noninterest-bearing deposits
Retail deposits and other	2,474			2,468			2,270
Custodial deposits (1)	4,970			6,309			7,194
Total noninterest-bearing deposits	7,444			8,777			9,464
Other liabilities	1,071			1,137			3,271
Stockholders' equity	2,687			2,692			2,319
Total liabilities and stockholders' equity	$24,161			$26,699			$30,065
Net interest-earning assets	$8,610			$10,198			$12,167
Net interest income		$165			$181			$189
Interest rate spread (2)			2.91%			2.79%			2.55%
Net interest margin (3)			3.11%			2.96%			2.82%
Ratio of average interest-earning assets to interest-bearing liabilities			166.4%			172.4%			181.1%
Total average deposits	$18,089			$19,816			$20,043
(1)Approximately 80 percent of custodial deposits from loans subserviced for which LIBOR based fees are recognized as an offset in net loan administration income.
(2)Interest rate spread is the difference between rate of interest earned on interest-earning assets and rate of interest paid on interest-bearing liabilities.
(3)Net interest margin is net interest income divided by average interest-earning assets.

Earnings Per Share
(Dollars in millions, except share data)
(Unaudited)

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Net income	$53	$85	$149
Weighted average common shares outstanding	53,219,866	52,867,138	52,675,562
Stock-based awards	358,135	710,694	622,241
Weighted average diluted common shares	53,578,001	53,577,832	53,297,803
Basic earnings per common share	$0.99	$1.62	$2.83
Stock-based awards	—	(0.02)	(0.03)
Diluted earnings per common share	$0.99	$1.60	$2.80

Regulatory Capital - Bancorp
(Dollars in millions)
(Unaudited)

	March 31, 2022		December 31, 2021		March 31, 2021
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Tier 1 leverage (to adjusted avg. total assets)	$2,843	11.83%	$2,798	10.54%	$2,423	8.11%
Total adjusted avg. total asset base	$24,026		$26,545		$29,881
Tier 1 common equity (to risk weighted assets)	$2,603	13.79%	$2,558	13.19%	$2,183	10.31%
Tier 1 capital (to risk weighted assets)	$2,843	15.06%	$2,798	14.43%	$2,423	11.45%
Total capital (to risk weighted assets)	$3,110	16.47%	$3,080	15.88%	$2,790	13.18%
Risk-weighted asset base	$18,877		$19,397		$21,164

Regulatory Capital - Bank
(Dollars in millions)
(Unaudited)

	March 31, 2022		December 31, 2021		March 31, 2021
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Tier 1 leverage (to adjusted avg. total assets)	$2,758	11.50%	$2,706	10.21%	$2,523	8.45%
Total adjusted avg. total asset base	$23,984		$26,502		$29,866
Tier 1 common equity (to risk weighted assets)	$2,758	14.62%	$2,706	13.96%	$2,523	11.93%
Tier 1 capital (to risk weighted assets)	$2,758	14.62%	$2,706	13.96%	$2,523	11.93%
Total capital (to risk weighted assets)	$2,875	15.24%	$2,839	14.65%	$2,740	12.96%
Risk-weighted asset base	$18,861		$19,383		$21,141

Loans Serviced
(Dollars in millions)
(Unaudited)

	March 31, 2022		December 31, 2021		March 31, 2021
	Unpaid Principal Balance (1)	Number of accounts	Unpaid Principal Balance (1)	Number of accounts	Unpaid Principal Balance (1)	Number of accounts
Subserviced for others (2)	$253,013	1,041,251	$246,858	1,032,923	$197,053	921,126
Serviced for others (3)	40,065	154,404	35,074	137,243	40,402	160,511
Serviced for own loan portfolio (4)	7,215	60,167	8,793	63,426	9,965	66,363
Total loans serviced	$300,293	1,255,822	$290,725	1,233,592	$247,420	1,148,000
(1)UPB, net of write downs, does not include premiums or discounts.
(2)Loans subserviced for a fee for non-Flagstar owned loans or MSRs. Includes temporary short-term subservicing performed as a result of sales of servicing-released MSRs.
(3)Loans for which Flagstar owns the MSR.
(4)Includes LHFI (residential first mortgage, home equity and other consumer), LHFS (residential first mortgage), loans with government guarantees (residential first mortgage), and repossessed assets.

Loans Held-for-Investment
(Dollars in millions)
(Unaudited)

	March 31, 2022		December 31, 2021		March 31, 2021
Consumer loans
Residential first mortgage	$1,499	11.3%	$1,536	11.5%	$1,998	13.4%
Home equity	596	4.5%	613	4.6%	781	5.2%
Other	1,267	9.6%	1,236	9.2%	1,049	7.0%
Total consumer loans	3,362	25.4%	3,385	25.3%	3,828	25.6%
Commercial loans
Commercial real estate	3,254	24.6%	3,223	24.0%	3,084	20.7%
Commercial and industrial	1,979	15.0%	1,826	13.6%	1,424	9.6%
Warehouse lending	4,641	35.1%	4,974	37.1%	6,551	44.1%
Total commercial loans	9,874	74.7%	10,023	74.7%	11,059	74.4%
Total loans held-for-investment	$13,236	100.1%	$13,408	100.0%	$14,887	100.0%

Other Consumer Loans Held-for-Investment
(Dollars in millions)
(Unaudited)

	March 31, 2022		December 31, 2021		March 31, 2021
Indirect lending	$935	73.8%	$925	74.8%	$791	75.4%
Point of sale	295	23.3%	271	22.0%	214	20.4%
Other	37	2.9%	40	3.2%	44	4.2%
Total other consumer loans	$1,267	100.0%	$1,236	100.0%	$1,049	100.0%

Allowance for Credit Losses
(Dollars in millions)
(Unaudited)

	March 31, 2022	December 31, 2021	March 31, 2021
Residential first mortgage	$43	$40	$45
Home equity	16	14	20
Other	34	36	33
Total consumer loans	93	90	98
Commercial real estate	22	28	84
Commercial and industrial	13	32	55
Warehouse lending	3	4	4
Total commercial loans	38	64	143
Allowance for loan losses	131	154	241
Reserve for unfunded commitments	14	16	24
Allowance for credit losses	$145	$170	$265

Allowance for Credit Losses
(Dollars in millions)
(Unaudited)

	Three Months Ended March 31, 2022
	Residential First Mortgage	Home Equity	Other Consumer	Commercial Real Estate	Commercial and Industrial	Warehouse Lending	Total LHFI Portfolio (1)	Unfunded Commitments
Beginning balance	$40	$14	$36	$28	$32	$4	$154	$16
Provision (benefit) for credit losses:
Loan volume	—	—	1	—	3	—	4	(2)
Economic forecast (2)	1	2	—	1	(2)	—	2	—
Credit (3)	2	—	(3)	(6)	2	(1)	(6)	—
Qualitative factor adjustments	—	—	—	(1)	(4)	—	(5)	—
Charge-offs	(1)	—	(2)	—	(20)	—	(23)	—
Recoveries	—	1	1	—	—	—	2	—
Provision for net charge-offs	1	(1)	1	—	2	—	3	—
Ending allowance balance	$43	$16	$34	$22	$13	$3	$131	$14
(1)Excludes loans carried under the fair value option.
(2)Includes changes in the lifetime loss rate based on current economic forecasts as compared to forecasts used in the prior quarter.
(3)Includes changes in the probability of default and severity of default based on current borrower and guarantor characteristics, as well as individually evaluated reserves.

Nonperforming Loans and Assets
(Dollars in millions)
(Unaudited)

	March 31, 2022	December 31, 2021	March 31, 2021
Nonperforming LHFI	$95	$81	$49
Nonperforming TDRs	7	8	5
Nonperforming TDRs at inception but performing for less than six months	5	5	6
Total nonperforming LHFI and TDRs (1)	107	94	60
Other nonperforming assets, net	4	6	7
LHFS	24	17	9
Total nonperforming assets	$135	$117	$76

Ratio of nonperforming assets to total assets (2)	0.48%	0.39%	0.23%
Ratio of nonperforming LHFI and TDRs to LHFI	0.80%	0.70%	0.40%
Ratio of nonperforming assets to LHFI and repossessed assets (2)	0.84%	0.74%	0.45%
(1)Includes one commercial loan less than 90 days past due in nonaccrual and $33 million of first residential mortgage loans that are current in accordance with their forbearance exit plan and not yet returned to accrual status as of March 31, 2022.
(2)Ratio excludes nonperforming LHFS.

Asset Quality - Loans Held-for-Investment
(Dollars in millions)
(Unaudited)

	30-59 Days Past Due	60-89 Days Past Due	Greater than 90 days	Total Past Due	Total LHFI
March 31, 2022
Consumer loans (1)	$12	$10	$98	$120	$3,362
Commercial loans	—	—	—	—	9,874
Total loans	$12	$10	$98	$120	$13,236
December 31, 2021
Consumer loans	$26	$36	$62	$124	$3,385
Commercial loans	—	—	32	32	10,023
Total loans	$26	$36	$94	$156	$13,408
March 31, 2021
Consumer loans	$10	$5	$42	$57	$3,828
Commercial loans	—	—	18	18	11,059
Total loans	$10	$5	$60	$75	$14,887
(1)Includes $33 million of first residential mortgage loans that are current in accordance with their forbearance exit plan and not yet returned to accrual status as of March 31, 2022.

Troubled Debt Restructurings
(Dollars in millions)
(Unaudited)

	TDRs
	Performing	Nonperforming	Total
March 31, 2022
Consumer loans	$23	$12	$35
Commercial loans	—	—	—
Total TDR loans	$23	$12	$35
December 31, 2021
Consumer loans	$22	$13	$35
Commercial loans	2	—	2
Total TDR loans	$24	$13	$37
March 31, 2021
Consumer loans	$31	$11	$42
Commercial loans	5	—	5
Total TDR loans	$36	$11	$47

Non-GAAP Reconciliation
(Unaudited)

    In addition to analyzing the Company's results on a reported basis, management reviews the Company's results and the results on an adjusted basis. The non-GAAP measures presented in the tables below reflect the adjustments of the reported U.S.GAAP results for significant items that management does not believe are reflective of the Company's current and ongoing operations. The DOJ settlement expense and loans with government guarantees that have not been repurchased and don't accrue interest are not reflective of our ongoing operations and, therefore, have been excluded from our U.S. GAAP results. The Company believes that tangible book value per share, tangible common equity to assets ratio, return on average tangible common equity, adjusted return on average tangible common equity, adjusted return on average assets, adjusted HFI loan-to-deposit ratio, adjusted noninterest expense, adjusted income before income taxes, adjusted provision for income taxes, adjusted net income, adjusted basic earnings per share, adjusted diluted earnings per share, adjusted net interest margin and adjusted efficiency ratio provide a meaningful representation of its operating performance on an ongoing basis.

    The following tables provide a reconciliation of non-GAAP financial measures.

Tangible book value per share and tangible common equity to assets ratio.

	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
	(Dollars in millions, except share data)
Total stockholders' equity	$2,733	$2,718	$2,645	$2,498	$2,358
Less: Goodwill and intangible assets	145	147	149	152	155
Tangible book value	$2,588	$2,571	$2,496	$2,346	$2,203

Number of common shares outstanding	53,236,067	53,197,650	52,862,383	52,862,264	52,752,600
Tangible book value per share	$48.61	$48.33	$47.21	$44.38	$41.77

Total assets	$23,244	$25,483	$27,042	$27,065	$29,449
Tangible common equity to assets ratio	11.13%	10.09%	9.23%	8.67%	7.48%

Return on average tangible common equity, adjusted return on average tangible common equity and adjusted return on average assets.

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
	(Dollars in millions)
Net income	$53	$85	$149
Add: Intangible asset amortization, net of tax	1	2	2
Tangible net income	$54	$87	$151

Total average equity	$2,687	$2,692	$2,319
Less: Average goodwill and intangible assets	146	148	156
Total tangible average equity	$2,541	$2,544	$2,163

Return on average tangible common equity	8.61%	13.79%	27.99%
Adjustment to remove DOJ settlement expense	—%	—%	4.98%
Adjustment for merger costs	0.49%	1.11%	—%
Adjusted return on average tangible common equity	9.10%	14.90%	32.97%

Return on average assets	0.89%	1.28%	1.98%
Adjustment to remove DOJ settlement expense	—%	—%	0.36%
Adjustment for merger costs	0.03%	0.07%	—%
Adjusted return on average assets	0.92%	1.35%	2.34%

Adjusted HFI loan-to-deposit ratio.

	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
	(Dollars in millions)
Average LHFI	$12,384	$13,314	$13,540	$13,688	$14,915
Less: Average warehouse loans	3,973	5,148	5,392	5,410	6,395
Adjusted average LHFI	$8,411	$8,166	$8,148	$8,278	$8,520

Average deposits	$18,089	$19,816	$19,686	$19,070	$20,043
Less: Average custodial deposits	4,970	6,309	6,180	6,188	7,194
Adjusted average deposits	$13,119	$13,507	$13,506	$12,882	$12,849

HFI loan-to-deposit ratio	68.5%	67.2%	68.8%	71.8%	74.4%
Adjusted HFI loan-to-deposit ratio	64.1%	60.5%	60.3%	64.3%	66.3%

Adjusted noninterest expense, income before income taxes, provision for income taxes, net income, basic earnings per share, diluted earnings per share, and efficiency ratio.

	Three Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
	(Dollar in millions)
Noninterest expense	$261	$291	$286	$289	$347
Adjustment to remove DOJ settlement expense	—	—	—	—	35
Adjustment for former CEO SERP agreement	—	—	—	(10)	—
Adjustment for merger costs	3	6	5	9	—
Adjusted noninterest expense	$258	$285	$281	$290	$312

Income before income taxes	$68	$109	$198	$190	$194
Adjustment to remove DOJ settlement expense	—	—	—	—	35
Adjustment for former CEO SERP agreement	—	—	—	(10)	—
Adjustment for merger costs	3	6	5	9	—
Adjusted income before income taxes	$71	$115	$203	$189	$229

Provision for income taxes	$15	$24	$46	$43	$45
Adjustment to remove DOJ settlement expense	—	—	—	—	(8)
Adjustment for former CEO SERP agreement	—	—	—	2	—
Adjustment for merger costs	(1)	(1)	(1)	(2)	—
Adjusted provision for income taxes	$16	$25	$47	$43	$53

Net income	$53	$85	$152	$147	$149
Adjusted net income	$55	$90	$156	$146	$176

Weighted average common shares outstanding	53,219,866	52,867,138	52,862,288	52,763,868	52,675,562
Weighted average diluted common shares	53,578,001	53,577,832	53,659,422	53,536,669	53,297,803
Adjusted basic earnings per share	$1.03	$1.71	$2.94	$2.78	$3.34
Adjusted diluted earnings per share	$1.02	$1.69	$2.90	$2.74	$3.31

Efficiency ratio	80.4%	75.9%	62.2%	66.6%	67.7%
Adjustment to remove DOJ settlement expense	—%	—%	—%	—%	(6.8)%
Adjustment for former CEO SERP agreement	—%	—%	—%	1.6%	—%
Adjustment for merger costs	(0.8)%	(1.5)%	(1.1)%	(1.4)%	—%
Adjusted efficiency ratio	79.6%	74.4%	61.1%	66.8%	60.9%

Adjusted net interest margin

	Three Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Average interest earning assets	$21,569	$24,291	$25,656	$25,269	$27,178
Net interest margin	3.11%	2.96%	3.00%	2.90%	2.82%
Adjustment to LGG loans available for repurchase	0.01%	0.02%	0.04%	0.16%	0.20%
Adjusted net interest margin	3.12%	2.98%	3.04%	3.06%	3.02%